Exhibit 10.7
FOURTEENTH SUPPLEMENTAL INDENTURE
This Fourteenth Supplemental Indenture, dated as of September 14, 2022 (this “Supplemental Indenture”), by and between Bausch Health Companies Inc., a corporation continued under the laws of the Province of British Columbia (the “Company”), and The Bank of New York Mellon, as trustee (“Trustee”) under the Indenture referred to below.
WITNESSETH:
WHEREAS, each of the Company and the guarantors party thereto has heretofore executed and delivered to the Trustee that certain indenture, dated as of December 30, 2019 (as amended, supplemented, waived or otherwise modified prior to the date hereof, the “Indenture”), relating to the Company’s 5.000% Senior Notes due 2028 (the “Notes”);
WHEREAS, pursuant to Section 9.2 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to supplement or waive certain provisions of the Indenture for the purposes set forth herein, with the consent of the Holders of a majority in principal amount of the outstanding Notes;
WHEREAS, pursuant to the Exchange Offer and Consent Solicitation Statement, dated as of August 30, 2022 (the “Consent Solicitation Statement”), the Company has solicited consents from Holders of the Notes to amend the Indenture as set forth herein (the “Amendments”); and
WHEREAS, Holders of a majority in principal amount of the outstanding Notes have consented to the Amendments to the Indenture, as certified by D.F. King & Co., Inc., on the date hereof;
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement and supplement to the Indenture have been done;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.
ARTICLE II
AMENDMENTS TO INDENTURE
Section 2.1    Amendments.
(a)    Article IV (“Covenants”) of the Indenture is hereby amended, solely with respect to the Notes, to delete each of the following sections in its entirety and, in the case of each such section so deleted, insert in lieu thereof the phrase “[Intentionally Omitted]”:
•Section 4.3 – Reports
•Section 4.4 – Compliance Certificates
•Section 4.5 – Further Instruments and Acts

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•Section 4.8 – Restricted Payments
•Section 4.9 – Incurrence of Indebtedness and Issuance of Preferred Stock
•Section 4.11 – Liens
•Section 4.12 – Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
•Section 4.13 – Transaction with Affiliates
•Section 4.14 – Asset Sales
•Section 4.15 – Additional Note Guarantees
•Section 4.17 – Business Activities

(b)    Article V (“Merger, Consolidation or Sale of Assets”) of the Indenture is hereby amended, solely with respect to the Notes, by deleting the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below:
Section 5.1    Merger, Consolidation or Sale of Assets.
(a) The Company shall not, directly or indirectly: (1) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
(i)     either (x) the Company is the surviving corporation; or (y) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized and validly existing under the laws of the U.S., any state of the U.S. or the District of Columbia or under the laws of Canada or any province thereof, any member state of the European Union as in effect on the Issue Date, Bermuda, Cayman Islands, any Channel Island or Switzerland (provided that if such entity is not a corporation, a co-obligor of the Notes is a corporation);
(ii)    the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and
~~(iii)    immediately after such transaction, no Default or Event of Default exists;~~
~~(iv)    either (a) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.9(a) hereof or (b) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma~~

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~~effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a Fixed Charge Coverage Ratio for such Person and its Restricted Subsidiaries that would be equal to or greater than such ratio for such Person and its Restricted Subsidiaries immediately prior to such action; and~~
(iii~~v~~)    the Company has delivered to the Trustee an Officers’ Certificate stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
(c)    Any provision contained in the Notes that relates to any provision of the Indenture as amended by this Article II shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the Indenture as amended hereby.
(d)    Any definitions used exclusively in the provisions of the Indenture that are deleted pursuant to this Article II, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture, and all references in the Indenture to any sections or clauses set forth in this Article II, and any and all obligations thereunder related solely to such sections and clauses, are hereby deleted throughout the Indenture. Any references in the Indenture to any sections or clauses that have been modified by virtue of this Article II are hereby modified throughout the Indenture to conform to the changes set forth in this Article II.
ARTICLE III
MISCELLANEOUS
Section 3.1    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.2    Governing Law, etc. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 3.3    Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.4    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture, solely with respect to the Notes, for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture. This Supplemental Indenture shall be effective, solely with respect to the Notes, as of the date first referenced above. This Supplemental Indenture shall become operative, solely with respect to the Notes, only upon the payment of the applicable consideration pursuant to the terms set forth in the Exchange Offer and Consent Solicitation Statement. This Supplemental Indenture shall not amend, modify or alter any provision of the Indenture that would require, pursuant to Section 9.2 of the Indenture, the consent of each affected holder

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or holders of at least 66 2/3% in principal amount of the Notes in order to make such amendment, modification or alteration.
Section 3.5    Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 3.6    Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 3.7    The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Company, or the validity or sufficiency of this Supplemental Indenture and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
BAUSCH HEALTH COMPANIES INC.

By: /s/ William N. Woodfield
Name: William N. Woodfield
Title: Senior Vice President, Treasurer

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By: /s/ Francine Kincaid
    Name: Francine Kincaid
Title:    Vice President

[Signature Page to Supplemental Indenture]